EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

                                 BY AND BETWEEN

                   FIRST AMERICAN REAL ESTATE SOLUTIONS, L.P.

                                       AND

                               MONSTERDAATA, INC.

                                     RECITAL

First American Real Estate Solutions, L.P., ("FARES") and MonsterDaata, Inc. ("MONSTERDAATA") entered into a License Agreement, dated May 1, 2000 (the "Terminating Agreement"), which both parties now seek to terminate under the conditions set forth below. FARES and MONSTERDAATA (a "Party" and together, the "Parties") desire and agree to resolve any and all disputes regarding the Terminating Agreement. Accordingly, the Parties agree to terminate the Terminating Agreement effective this date under the following conditions:

                                    SECTION 1
                       MONSTERDAATA'S RELEASE AND PROMISES

In exchange for FARES forgiving all accounts receivable currently owing and for allowing forgiveness of all remaining obligations under the Terminating Agreement, MONSTERDAATA promises to assign to FARES the equipment listed in Exhibit C, which is valued at $140,000.

MONSTERDAATA shall further assign the eight contracts listed on Exhibit A in their entirety to FARES as legal consideration for FARES' promises contained in this Settlement Agreement. MONSTERDAATA shall tender assignments signed by each of its customers named in Exhibit A confirming such customer's consent to the assignment of the agreement. MONSTERDAATA further agrees to not solicit these customers for any future business of the type performed by MONSTERDAATA (real estate data and/or mapping products) under the respective customer contract for at least five (5) years after the date of these assignments.

MONSTERDAATA shall enter into a new License Agreement with FARES with a two year term (the "New Agreement") attached hereto as Exhibit B wherein FARES shall supply MONSTERDAATA with data under similar terms as the Terminating Agreement. The New Agreement shall be valued at One Hundred Fifty Thousand Dollars ($150,000) per year.

MONSTERDAATA shall provide support during a two week transition period to fulfill the contracts being acquired by FARES at the rates specified in Exhibit
D. Such employees shall work at the direction of FARES. FARES shall pay for the employees at the rates described in


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Exhibit D, with the payment due at the end of the support period. FARES shall have the option to extend the support schedule beyond two weeks if needed, at the same rates, by providing MONSTERDAATA not less than 72 hours notice prior to the end of the two week support period, although MONSTERDAATA can not ensure all employees will continue to work for MONSTERDAATA. Providing such employees do not quit, they shall remain employed during this period to fulfill the support needs of FARES. If the support period extends beyond one month, FARES shall pay MONSTERDAATA on a monthly basis, rather than at the end of the support period.

MONSTERDAATA warrants that it has the intellectual property rights to the MapTracker software and MONSTERDAATA'S distribution rights to AccuSoft/Netvue as granted in the Distribution Agreement dated 11/2/2000. MONSTERDAATA shall assign all of its intellectual property rights in the Maptracker Product and the AccuSoft/Netvue Contract to FARES. Except as set forth in this Agreement, MONSTERDAATA is making no warranty, express or implied, concerning the equipment and intellectual property being assigned to FARES hereunder.

                                    SECTION 2

                           FARES' RELEASE AND PROMISES

As consideration for MONSTERDAATA's promises as contained in this Agreement, FARES agrees to release MONSTERDAATA from further obligation to pay fees or perform further under the Terminating Agreement. Additionally, FARES agrees to pay MONSTERDAATA Four Hundred Twenty -Five Thousand Dollars. ($425,000) payable upon completion of the contract assignments, assignment of equipment, execution of this Settlement Agreement and fulfillment of MONSTERDAATA'S obligations hereunder. FARES shall also pay for the support services defined in Exhibit D at the end of the transition period.

                                    SECTION 3

                          MUTUAL PROMISES AND COVENANTS

The Parties also agree: that they will not engage in any conduct or make any statements which are critical of the other Party relating to or in connection with the Agreement, the termination of the Terminating Agreement, or the Settlement Agreement; that they will not disclose any information, knowledge or data about the other Party which has been designated and/or treated as confidential; that they will not claim as their own, make use of or take with them any intellectual property, including without limitation trade secrets, trademarks, trade names and/or copyrighted material, or licensed data; and that they will surrender or have surrendered to the other Party all material being assigned hereunder. The Parties further acknowledge that they understand that these provisions may not be waived, except in writing signed by authorized officers of both Parties.

The Parties (on behalf of themselves, and all of their heirs, assigns, legal representatives, successors-in-interest, or any person claiming through them) agree to release and discharge any claim, charge, complaint, demand, dispute or liability of any kind that relates to or involves the Terminating Agreement, except those claims that may arise from any breach of this Settlement Agreement, which they have had or now have against the other Party. The claims being released

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by the Parties include, but are not limited to, any and all claims for damages, fees and costs, or any other relief that may be or could have been asserted in any legal or administrative proceeding under state or federal law. The Parties knowingly and voluntarily release any and all claims they have had or may have against the other Party.

The Parties further acknowledge that they are aware of and have had the opportunity to consult with an attorney and become aware of their rights under the laws specifically and generally described above in this Section 3, and that they are permanently waiving those legal rights to the fullest extent that a waiver is allowed by law.

                                    SECTION 4

                                 CONFIDENTIALITY

The Parties further agree not to disclose or publicly comment upon the terms, provisions of or information regarding this Settlement Agreement and the events that led up to it; provided, however, that the Parties may disclose the terms to legal counsel as long as legal counsel agrees to be bound by this confidentiality obligation. All other disclosures are expressly prohibited.

                                    SECTION 5

                              DENIAL OF VIOLATIONS

The Parties acknowledge and agree that the making of these promises by the other Party in this Agreement does not mean that the other Party has violated any federal or state law or regulation, or violated any contractual or other obligation it may have to the other Party, and that any such violation expressly is denied. Rather, each Party is making these promises solely in exchange for the other Party's promises as contained in this Agreement.

                                    SECTION 6

                           REMEDIES IN CASE OF DEFAULT

Both Parties acknowledge that if they fail to keep any of their respective promises to the other Party as stated herein, the other Party may take whatever legal action it chooses to enforce those promises and/or to recover the amount of any damage the other Party suffers because of their failure to keep those promises. The prevailing party in such an action shall be entitled to attorneys' fees and costs from the other Party.

                                    SECTION 7

                                ENTIRE AGREEMENT

The Parties agree that this document contains all of the promises and obligations between the Parties, and extinguishes and terminates all preexisting agreements, including the Agreement. None of the promises in this Agreement can be changed unless both Parties agree to the change and put that change in writing.

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                                    SECTION 8

                                  GOVERNING LAW

The rights and obligations of the Parties shall be construed and enforced in accordance with the laws of the State of California. Both parties agree to the venue and personal jurisdiction of the State and Federal Courts of Orange County, California.

                                    SECTION 9

                            INVALIDITY OF PROVISIONS

Should any portion of this Agreement be found to be invalid for any reason whatsoever, no other provision shall be affected, and this Agreement shall be read as if it did not contain that provision. The Parties intend for any invalid provision to be severable from the remainder.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THEIR RESPECTIVE DULY AUTHORIZED OFFICERS TO EXECUTE THIS SETTLEMENT AGREEMENT ON THE DATES WRITTEN BELOW.


FIRST AMERICAN REAL ESTATE SOLUTIONS, L.P.      MONSTERDAATA, INC.


     By: RES LLC, its General Partner           By:/s/ James E.  Gayhart, Jr.
                                                   -----------------------------
     /s/ George Livermore                              James E. Gayhart, Jr.
     --------------------                              President and Chief
     By: George Livermore                              Executive Officer
         Its President

   Date: February 22, 2002                      Date:  February 22, 2002